Juniper Content Corporation

A media and entertainment company focused on branded
digital communities serving high-growth markets

                                    Investor Fact Sheet

Overview

Common stock ticker	JNPC.ob

Juniper Content Corporation is a media and entertainment company focused on branded content services in high-growth markets operating across multiple distribution channels. The Company owns and operates ¡Sorpresa!, the nation’s first Hispanic children’s television network and digital community as a result of its purchase of privately held Firestone Communications, Inc., a diversified media and communications company.

Price as of 7/23/07	$2.95
52-Week Range	$2.20-3.90
Shares outstanding	5.62 million
Market Capitalization	$16.52 million

W Warrants	JNPCW.ob
Z Warrants	JNPCZ.ob
A Units ticker	JNPCU.ob
B Units ticker	JNPBU.ob

Investment Summary
■	A media and entertainment company focused on branded digital communities serving high-growth markets across multiple platforms
■	Building on ¡Sorpresa!’s first mover status in Hispanic children’s programming and digital cable to secure significant position in expanding Hispanic media marketplace
■	Strategy in place to grow through internal development and acquisitions
■	Management and board with significant record of accomplishment in building early stage companies to critical mass

Firestone at a Glance
■	Media and communications company focused on the high-growth Hispanic youth market
■	Established in 2003 by Leonard Firestone and a group of investors
■	Owns and operates ¡Sorpresa!, the first in language children’s television network and digital community for Hispanic youth
■	Three discrete revenue streams:
	–	¡Sorpresa! Network
	–	Network Operations
	–	Production Services
■	Platform for launching other digital channels

Hispanic Market Facts
■	Fastest growing US segment [1]
–	42.7 million residents, 14% of population
–	1 in 4 are under 14 years of age
■	Advertising spending outpacing U.S. average[2]
–	Buying power growing 8% per year[3]
–	Ad market +12.1% 2005 vs. 5.7% average[2]
■	Spanish Language Advertising Underrepresented[4]
–	2006 Hispanic purchasing power = 8.4%; ad spend = 2.2%[3]
–	Hispanics under-indexed today: just 1.4% of ad dollars spent on 14.7% of population[2,4]
■	High Growth Market
1U.S. Census July 2006 [2]2005 Kagan Research, LLC [3] Selig Center for Economic Growth, The University of Georgia, June 2006 [4] HispanTelligence US Hispanic Market, 2000-2007

Network – Expanding Distribution Opportunities
■	Offers a digital community for Hispanic 6 to 11 year-olds
	–	Appeals to a broader 2 to 17 year-old demographic
–	Original and licensed culturally-relevant live action and animated programming 24/7
–	Co-production arrangement with CNN en Español
■	¡Sorpresa! has more than 900,000 subscribers in 22 of top 25 Hispanic television markets
■	Affiliation agreements with top cable MSOs:
■

Programming is available on Verizon’s FiOS and on VOD basis through Akimbo, AOL TV, MSN, and AT&T Homezone; and on a mobile basis through MobiTV, that provides Spanish language video services to Sprint and AT&T Wireless

Juniper’s Strategy – Leverage Existing Platform for Growth
■	Expand ¡Sorpresa! network audience and subscriber base
	–	Secure DBS carriage and expand digital cable penetration
	–	Diversify brand into original programming, licensing and merchandising
	–	Position ¡Sorpresa!’s online digital community as a leading destination for Hispanic youth
	–	Build sales capability to serve major national advertisers
■	Expand Juniper’s capabilities through internal growth and acquisitions
	–	Acquire branded content providers that offer significant market potential
	–	Develop digital communities around these and other high-growth opportunities
■	Leverage Firestone’s other operations for future growth
	–	Utilize uplink capability and production facilities to expand content relationships
	–	Build expertise in other content categories and expand distribution capabilities to serve emerging digital platforms

Key Financial Results and Metrics*
	Q1:07	Q1:06
Sales	$621,677	$652,781
Net loss	$1,499,310	$546,936
Cash	$9.9 mm	$75,501
	2006	2005
Sales	$2.4 mm	$6.8 mm
Net loss	$5.2 mm	$4.3 mm
Cash	$11.8 mm

*For purposes of comparability, non-GAAP combined results are shown – historical GAAP results are not comparable as Juniper and Firestone Communications’ merger took place on 1/19/07. For GAAP results please refer to SEC filings.

Board and Management Team
Juniper’s management team and members of its board of directors possess a strong record of growing early stage entertainment companies:
Executive	Background
Stuart B. Rekant, Chairman & CEO of Juniper Content Corp., CEO of ¡Sorpresa!	30 years in media/entertainment: HBO, US News Prod, Winstar New Media
Raymond Mason, Vice Chairman	Connemara Capital/Charter Group
Bert A. Getz, Jr., Director	Globe Corporation, Wintrust Financial
Richard Intrator, Director	Philanthria, Paine Webber Inc.
Paul Kramer, CPA, Director	Kramer & Love, Ernst & Young
Robert L. Allbritton, Director	Allbritton Communications
John K. Billock, Director	Time Warner Cable, HBO
Leonard L. Firestone, President and COO of ¡Sorpresa!	Founder Firestone / ¡Sorpresa!, Allbritton Communications

Subscriber Progression

340,000

446,000

487,000

713,000

906,000

2003

2004

2005

2006

May '07

Key Recent Achievements and Plans

-	Expanded ¡Sorpresa! operating team with hiring of advertising sales, programming and affiliate marketing personnel
-	Enhanced ¡Sorpresa! online viewers’ video experience with Brightcove’s distribution tool
-	Signed 5-year digital basic carriage agreement with OneLink - Puerto Rico’s largest cable system
-	Second satellite feed - West Coast satellite launched June 29th to optimize ¡Sorpresa! viewing times in Mountain and Pacific Standard time zones

Investor Relations:	Lippert/Heilshorn & Associates	Public Relations:	Tovar Public Relations
	Keith Lippert, Carolyn M. Capaccio, CFA		Dora O. Tovar
	(212) 838-3777 (New York, NY)		(817) 680-7671 (Dallas, TX)